Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Basis of Pro Forma Presentation
During the first quarter of 2009, the Company ceased the direct marketing and sale of health and life insurance and related products to individuals and families in its Telesales call center. The Company’s Telesales business segment eliminated 43 positions including all of its licensed employee sales agents along with other Telesales service and support personnel and eliminated another 20 positions in Telesales through attrition.
On February 20, 2009 (the “Closing Date”), the Company entered into and completed the sale of the Company’s Telesales call center produced agency business (the “Agency Business”) to eHealthInsurance Services, Inc. (“eHealth”), an unaffiliated third party, pursuant to the terms of a Client Transition Agreement (the “Agreement”).
Pursuant to the Agreement the Company transferred to eHealth broker of record status and the right to receive commissions on certain of the in-force individual and family major medial health insurance policies and ancillary dental, life and vision insurance policies issued by Aetna, Inc., Golden Rule, Humana, PacifiCare, Inc., Assurant and United Healthcare Insurance Co. (collectively, the “Specified Carriers”) on which the Company was designated as broker of record as of the Closing Date (collectively, the “Transferred Policies” and each, a “Transferred Policy”). Certain policies and products were excluded from the transaction, including the Company’s agency business generated through its ISG agents, all short term medical products and all business produced through carriers other than the Specified Carriers. In addition, the Agreement also provides for the transfer to eHealth of certain lead information relating to health insurance prospects (the “Lead Database”). The aggregate initial amount of consideration paid by eHealth pursuant to the Agreement is approximately $1,280,000. In addition, on the Closing Date, eHealth agreed to assume from the Company certain liabilities relating to historical commission advances on the Transferred Policies made by the Specified Carriers in an aggregate amount of approximately $1,385,000. In addition, eHealth has agreed to pay to HBDC II a portion of each commission payment received by eHealth and reported by the Specified Carriers relating to a Transferred Policy for the duration of the policy, provided that eHealth remains broker of record on such Transferred Policy.
Simultaneous with the execution of the Agreement, the Company and eHealth also entered into a Marketing and Referral Agreement, dated as of February 20, 2009 (the “Referral Agreement”). Pursuant to the terms of the Referral Agreement, eHealth agreed to construct one or more websites for the purpose of selling health insurance products (the “Referral Sites”) and to pay to HBDC II a portion of all first year and renewal commissions received by eHealth from policies sold through the Referral Sites that result from marketing to prospects using the Lead Database or other leads delivered by the Company to eHealth. The Referral Agreement is scheduled to terminate 18 months following the Closing Date and is terminable by the Company or eHealth upon material breach by the other party.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Basis of Pro Forma Presentation (Continued)
The following unaudited pro forma combined financial statements of the Company give effect to the Company’s execution of the Agreement and the Referral Agreement, cessation of direct marketing and selling of health and life insurance and related products to individuals and families in its Telesales call center and the classification of the Telesales call center, ISG and real estate sub-leasing of the Company’s former New York and Florida sales offices as discontinued operations.
The unaudited pro forma condensed consolidated balance sheet as of December 31, 2008 gives effect to execution of the Agreement and the Referral Agreement and the cessation of direct marketing and selling of health and life insurance and related products as if they had occurred on December 31, 2008. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008 give effect to the cessation of direct marketing and selling of health and life insurance and related products as if they had occurred on January 1, 2008.
These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon preliminary information available at the time of this document and on assumptions that management believes are reasonable. The final adjustments may vary materially from the pro forma adjustments presented herein. The unaudited pro forma combined financial statements do not purport to represent what the results of operations or financial position of the Company would actually have been if execution of the Agreement and the cessation of direct marketing and selling of health and life insurance and related products had in fact occurred on January 1, 2008, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date. The unaudited pro forma combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008.

HEALTH BENEFITS DIRECT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2008

			Pro Forma Adjustments
	As Reported		Debit		Credit	Pro Forma

ASSETS

CURRENT ASSETS:
Cash	$1,842,419	b	$313,903			$2,156,322
Accounts receivable, less allowance for doubtful accounts	919,868			a	$457,993	461,875
State tax receivable	31,290					31,290
Deferred compensation advances	36,186			a	36,186	—
Prepaid expenses	177,833			a	51,029	126,804
Other current assets	8,461					8,461

Total current assets	3,016,057					2,784,751

Restricted cash	1,150,000					1,150,000
Property and equipment, net of accumulated depreciation	1,163,948			a	434,067	729,881
Intangibles, net of accumulated amortization	3,198,407			a	1,286,946	1,911,461
Other assets	180,641					180,641

Total assets	$8,709,053					$6,756,735

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$912,751	a	179,623			$733,128
Accrued expenses	2,030,948	a	1,333,693			697,255
Current portion of capital lease obligations	89,297					89,297
Sub-tenant security deposit	39,093	a	39,093			—
Due to related parties	4,315					4,315
Unearned commission advances	3,022,161	a	3,022,161			—
Deferred revenue	457,500					457,500
Liabilities of discontinued operations	—	b	629,878	a	2,308,348	1,678,470

Total current liabilities	6,556,065					3,659,966

LONG TERM LIABILITIES:
Capital lease obligations	209,511					209,511

Total long term liabilities	209,511					209,511

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; no shares issued and outstanding)	—					—
Common stock ($.001 par value; 90,000,000 shares authorized; 41,279,645 shares issued and outstanding	41,279					41,279
Additional paid-in capital	43,281,139					43,281,139
Accumulated earnings (deficit)	(41,378,941)			b	943,781	(40,435,160)

Total shareholders’ equity	1,943,477					2,887,258

Total liabilities and shareholders’ equity	$8,709,053					$6,756,735

HEALTH BENEFITS DIRECT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

			Pro Forma Adjustments
	As Reported		Debit		Credit	Pro Forma

Revenues	$24,128,027	c	$18,452,338			$5,675,689

Operating Expenses:
Salaries, commission and related taxes	17,132,830			c	$10,090,638	7,042,192
Lead, advertising and other marketing	4,390,483			c	4,357,986	32,497
Depreciation and amortization	2,568,145			c	1,550,613	1,017,532
Rent, utilities, telephone and communications	3,509,713			c	2,861,505	648,208
Professional fees	2,948,503			c	541,430	2,407,073
Loss on impairment of property and equipment	88,922			c	88,922	—
Loss on impairment of intangible asset	380,711			c	380,711	—
Other general and administrative	2,072,431			c	466,656	1,605,775

	33,091,738					12,753,277

Loss from operations	(8,963,711)					(7,077,588)

Loss from discontinued operations	—	c	660,366			(660,366)

Other income (expense):
Loss on disposal of property and equipment	(46,479)			c	46,479	—
Interest income	73,913					73,913
Interest expense	(39,807)					(39,807)

Total other income (expense)	(12,373)					34,106

Net loss	$(8,976,084)					$(7,703,848)

Net loss per common share:
Loss from operations — basic and diluted						$(0.17)
Loss from discontinued operations — basic and diluted						(0.02)

Net loss per common share — basic and diluted	$(0.23)					$(0.19)

Weighted average common shares outstanding — basic and diluted	39,734,505					39,734,505

HEALTH BENEFITS DIRECT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA ADJUSTMENTS TO COMBINED FINANCIAL STATEMENTS

Pro Forma Adjustments:	Debit	Credit

(a) To reclassify the assets and liabilities of the Telesales call center, Insurance Specialist Group, Inc. (“ISG”) and call center facilities as discontinued operations as of December 31, 2008.

Accounts receivable		$457,993
Deferred compensation advances		36,186
Prepaid expenses & other assets		51,029
Property and equipment, net of accumulated depreciation		434,067
Intangibles, net of accumulated amortization		1,286,946
Accounts payable	$179,623
Accrued expenses	1,333,693
Sub-tenant security deposit	39,093
Unearned commission advances	3,022,161
Liabilities of discontinued operations		2,308,348

	$4,574,569	$4,574,569

(b) To record the gain recognized upon the execution of the Agreement and loss on impairment upon the cessation of direct marketing and sales in the Telesales call center as if these events occurred effective December 31, 2008.

Cash	$313,903
Liabilities of discontinued operations	629,878
Accumulated earnings (deficit)		$943,781

	$943,781	$943,781

Liabilities of discontinued operations consisted of the following:
Unearned commission advance	$2,350,891
Property and equipment, net of accumulated depreciation	(434,067)
Intangibles, net of accumulated amortization	(1,286,946)

	$629,878

Accumulated earnings (deficit) consisted of the following:

Gain recognized upon execution of the Agreement:
Cash consideration recognized upon the execution of the Agreement	$313,903
Unearned commission advance paid upon the execution of the Agreement on behalf of the Company	966,097
Unearned commission advance liabilities assumed from the Company upon the execution of the Agreement	1,384,794

	2,664,794

Loss on impairment of assets upon the cessation of direct marketing and selling:
Loss on impairment of property and equipment	434,067
Loss on impairment of intangible asset	1,286,946

	1,721,013

	$943,781

HEALTH BENEFITS DIRECT CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA ADJUSTMENTS TO COMBINED FINANCIAL STATEMENTS (continued)

	Debit	Credit

(c) To eliminate the revenue and expense of the Telesales call center as if the execution of the Agreement and the cessation of direct marketing and sales in the call center had occurred effective January 1, 2008. To classify the revenue and expense of the Telesales call center, ISG and call center facilities as discontinued operations.

Revenues	$18,452,338
Salaries, commission and related taxes		$10,090,638
Lead, advertising and other marketing		4,357,986
Depreciation and amortization		1,550,613
Rent, utilities, telephone and communications		2,861,505
Professional fees		541,430
Loss on impairment of property and equipment		88,922
Loss on impairment of intangible asset		380,711
Other general and administrative		466,656
Loss on disposal of property and equipment		46,479
Loss from discontinued operations	660,366

	$19,112,704	$20,384,940

Loss from discontinued operations consisted of the following:

Revenues:
Transition policy commission pursuant to the Agreement	$1,287,427
Gain recognized upon the execution of the Agreement	2,664,794
Commission revenue from carriers	646,355
ISG commission revenue	561,698
Sub-lease revenue	460,640

	5,620,913

Expenses:
Salaries, commission and related taxes	154,853
Rent, utilities, telephone and communications	2,231,326
Professional fees	541,430
Loss on impairment of property and equipment	1,028,479
Loss on impairment of intangible asset	2,278,713
Loss on disposal of property and equipment	46,479

	6,281,280

(loss) from discontinued operations	$(660,366)

Gain recognized upon execution of the Agreement:
Cash consideration recognized upon the execution of the Agreement	$313,903
Unearned commission advance paid upon the execution of the Agreement on behalf of the Company	966,097
Unearned commission advance liabilities assumed from the Company upon the execution of the Agreement	1,384,794

	$2,664,794